FORM 8-K
                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 14, 2003

                           Trimble Navigation Limited
             (Exact name of registrant as specified in its charter)

                                   California
                 (State or other jurisdiction of incorporation)

                                     0-18645
                            (Commission File Number)

                                   94-2802192
                             (IRS Employer I.D. No.)

                         645 N. Mary Ave. Sunnyvale, CA
                    (Address of principal executive offices)

                                      94088
                                   (Zip Code)

       Registrant's telephone number, including area code: (408) 481-8000



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Item 5. Other Events.

          On April 14, 2003, Trimble Navigation Limited (the "Company") sold 2,100,000 shares (the "Shares") of its common stock, no par value per share, to certain investors at a price of $18.25 per share in an offering pursuant to the Company's "shelf" registration statement which was declared effective by the Securities and Exchange Commission (the "SEC") on March 28, 2003. The offering resulted in net proceeds to the Company of approximately $37.0 million. Gerard Klauer Mattison & Co., Inc. acted as placement agent in the offering.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     TRIMBLE NAVIGATION LIMITED
                                                     a California corporation


         Dated: April 14, 2003                       /s/ Mary Ellen Genovese
                                                     -----------------------
                                                     Mary Ellen Genovese
                                                     Chief Financial Officer